Exhibit 99.1

PANDORA REPORTS Q4 AND FULL YEAR 2014 FINANCIAL RESULTS

•	Q4 2014 total mobile revenue was $209.5 million, growing 43% year-over-year on a GAAP and non-GAAP basis, now 78% of total revenue

•	Full year 2014 total GAAP and non-GAAP mobile revenue was $712.0 million and $699.1 million, growing 58% and 52%, now 77% of total GAAP and non-GAAP revenue

•	Q4 2014 local advertising revenue was $49.9 million, growing 90% year-over-year

•	Full year 2014 local advertising revenue was $152.9 million, growing 155% year-over-year

•	Mobile monetization reached record highs across all dimensions of Pandora’s business

•	Year-end 2014 active listeners were a record 81.5 million, growing 7% year-over-year

•	Full year 2014 total listener hours were 20.03 billion, growing 20% year-over-year

OAKLAND, Calif. - February 5, 2015 - Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“We end 2014 in a very good position, with stronger relationships across the music community, record monetization metrics and highly engaged users,” stated Brian McAndrews Chairman, President and CEO of Pandora. “We’re looking forward to an exciting and productive 2015. We have spent the past two years building our monetization capabilities and infrastructure to a point where we are driving healthy gross margins and are cash flow positive. 2015 will be a year in which we optimize Pandora’s potential for long-term growth. We enter the year with energy and focus on what comes next -further migrating radio budgets from terrestrial to digital, defining the future of mobile marketing and advancing Pandora’s leading role in the future of the music industry.”

Fourth Quarter 2014 Financial Results

Revenue: For the fourth quarter of 2014, total revenue was $268.0 million, a 33% year-over-year increase on a non-GAAP basis1. Advertising revenue was $220.1 million, a 36% year-over-year increase. Subscription and other revenue was $47.9 million, a 24% year-over-year increase on a non-GAAP basis.

Adjusted EBITDA: For the fourth quarter of 2014, adjusted EBITDA was $43.8 million, a 68% year-over-year increase. Adjusted EBITDA excludes $26.9 million in expense from stock-based compensation, $4.2 million of depreciation and amortization expense, $0.4 million of provision for income taxes and $0.1 million of other income.

EPS: For the fourth quarter of 2014, GAAP basic and diluted EPS was $0.06. Non-GAAP basic and diluted EPS were $0.19 and $0.18, both excluding $26.9 million in expense from stock-based compensation and $0.2 million in amortization of intangible assets. GAAP and non-GAAP basic EPS were based on 208.4 million weighted average shares outstanding and GAAP and non-GAAP diluted EPS were based on 217.6 million weighted average shares outstanding.

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1 Prior to the first quarter of 2014, the Company recognized revenue on a non-GAAP basis from a subscription return reserve, which consisted of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve. This reversal was excluded from non-GAAP revenue.
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Cash and Investments: For the fourth quarter of 2014, the Company ended with $458.8 million in cash and investments compared to $437.3 million at the end of the prior quarter. Cash provided by operating activities was $25.1 million for the fourth quarter of 2014, compared to $12.3 million generated in the same period of the prior year.

Full Year 2014 Financial Results

Revenue: For the full year 2014, GAAP total revenue was $920.8 million, a 44% year-over-year increase. For the full year 2014, non-GAAP total revenue was $906.6 million, a 40% year-over-year increase1. Advertising revenue was $732.3 million, a 40% year-over-year increase. Non-GAAP subscription and other revenue was $174.3 million, a 38% year-over-year increase, excluding $14.2 million in revenue related to the release of the subscription return reserve in the first quarter of 2014.

Adjusted EBITDA: For the full year 2014, adjusted EBITDA was $58.2 million, a 158% year-over-year increase, excluding $87.1 million in expense from stock-based compensation, $15.4 million of depreciation and amortization expense, $14.2 million in revenue related to the release of the subscription return reserve in the first quarter of 2014, $0.6 million of provision for income taxes and $0.3 million of other income.

EPS: For the full year 2014, GAAP basic and diluted EPS was a loss of $0.15. Non-GAAP basic and diluted EPS were $0.21 and $0.20, both excluding $87.1 million in expense from stock-based compensation, $0.7 million in amortization of intangible assets and $14.2 million in revenue relating to our subscription return reserve. GAAP basic and diluted and non-GAAP basic EPS were based on 205.3 million weighted average shares outstanding and non-GAAP diluted EPS was based on 218.9 million weighted average shares outstanding.

Other Business Metrics

Listener Hours:

Total listener hours grew 15% to 5.20 billion for the fourth quarter of 2014, compared to 4.54 billion for the same period last year.

Total listener hours grew 20% to 20.03 billion for the full year 2014, compared to 16.70 billion for the same period last year.

Active Listeners: Active listeners were 81.5 million at the end of the fourth quarter of 2014, an increase of 7% from 76.2 million from the same period last year.

Guidance

Based on information available as of February 5, 2015, the Company is providing the following financial guidance:

First Quarter 2015 Guidance: Revenue is expected to be in the range of $220 million to $225 million. Adjusted EBITDA is expected to be a loss in the range of $35 million and $30 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $25 million and forecasted depreciation and amortization expense of approximately $5 million and assumes minimal provision for income taxes given our net loss position. Basic shares outstanding for the first quarter 2015 are expected to be approximately 210 million.

Full Year 2015 Guidance: Revenue is expected to be in the range of $1.15 billion to $1.17 billion. Adjusted EBITDA is expected to be an income in the range of $70 million to $80 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $122 million and forecasted depreciation and amortization expense of approximately $23 million and assumes minimal provision for income taxes given our net loss position. Diluted shares outstanding for the full year 2015 are expected to be approximately 224 million.

Starting in 2015, the Company will adjust non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. For the first quarter

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2015, the Company expects that its non-GAAP effective tax rate will be minimal due to its forecasted non-GAAP net loss position. For the full year 2015, the Company is forecasting a non-GAAP effective tax rate of approximately 30% to 35%. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

Starting in the first quarter 2015, the Company is shifting from providing guidance for non-GAAP EPS to adjusted EBITDA due to the complexities surrounding the non-GAAP effective tax rate. As a result of these complexities, management believes that adjusted EBITDA represents a better measure of the Company’s core business results. The Company will continue to give non-GAAP EPS results for purposes of evaluating its operating performance. However, the Company will no longer be issuing guidance for non-GAAP EPS.

Fourth Quarter and Full Year ended December 31, 2014 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss fourth quarter and full year 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial‐in is available at (877) 355‐0067 or internationally at (443) 853‐1239. A domestic replay will be available at (855) 859‐2056 or internationally at (404) 537‐3406, using passcode 60714773, and available via webcast until February 19, 2015.

ABOUT PANDORA
Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single "seed" - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological "DNA" and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

"Safe harbor" Statement:
This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K for the current period, particularly under the heading "Risk Factors."

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

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Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA differ from GAAP in that they exclude revenue effects from the subscription return reserve, stock-based compensation expense and intangible amortization expense. Starting in the first quarter 2015, the income tax effects of these non-GAAP adjustments will be reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Subscription Return Reserve: consisted of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. The Company was required to defer revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights going forward. As such, the GAAP revenue results for the first quarter of 2014 include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve. This reversal was excluded from our non-GAAP revenue. For periods ending as of and prior to the first quarter of 2014, the Company included an effect on revenue relating to our subscription return reserve because management believes that this non-GAAP measure provides greater comparability with future GAAP revenue.

Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: Starting in 2015, the Company will adjust non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. The Company expects that its non-GAAP effective tax rate will be minimal in periods that result in a non-GAAP net loss. For the full year 2015, the Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35%. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

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In addition to the non-GAAP measures described above, adjusted EBITDA excludes revenue effects from the subscription return reserve, stock-based compensation expense, provision for income taxes and depreciation and intangible amortization expense.

Provision for income taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing, and general and administrative. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations and asset purchases and may not be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

The Company also provides estimates of disaggregated ad RPMs, subscription RPMs and total RPMs for our traditional computer platform as well as our mobile and other connected devices platforms, which are calculated by dividing the estimated revenue and costs generated through the respective platforms by the number of thousands of listener hours of our services delivered through such platforms. While the Company believes that such disaggregated data provides directional insight for evaluating our efforts to monetize our service, such disaggregated data is not validated to the level of financial statement reporting. Such data should be seen as indicative only and as management's best estimate.

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Contacts:

Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

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Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2014	2013	2014
	(recast)		(recast)
Revenue
Advertising	$162,007	$220,087	$521,239	$732,338
Subscription and other	38,355	47,913	116,654	188,464
Total revenue	200,362	268,000	637,893	920,802

Cost of revenue
Cost of revenue - Content acquisition costs	93,698	115,326	342,884	446,377
Cost of revenue - Other (1)	12,758	17,206	45,507	61,627
Total cost of revenue	106,456	132,532	388,391	508,004
Gross profit	93,906	135,468	249,502	412,798

Operating expenses
Product development (1)	9,632	14,865	33,293	53,153
Sales and marketing (1)	52,701	76,914	182,166	277,330
General and administrative (1)	22,448	31,074	74,131	112,443
Total operating expenses	84,781	122,853	289,590	442,926
Income (loss) from operations	9,125	12,615	(40,088)	(30,128)

Other income (expense), net	(93)	70	(515)	306
Income (loss) before provision for income taxes	9,032	12,685	(40,603)	(29,822)

Provision for income taxes	(55)	(407)	(100)	(584)
Net income (loss)	$8,977	$12,278	$(40,703)	$(30,406)

Basic net income (loss) per share	$0.05	$0.06	$(0.23)	$(0.15)
Weighted-average basic shares	194,429	208,434	180,201	205,273

Diluted net income (loss) per share	$0.04	$0.06	$(0.23)	$(0.15)
Weighted-average diluted shares	218,468	217,567	180,201	205,273

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2013	2014	2013	2014
Cost of revenue - Other	$618	$1,438	$2,053	$4,414
Product development	2,743	5,257	9,192	17,546
Sales and marketing	6,187	13,490	21,389	42,165
General and administrative	3,886	6,754	9,626	22,930
Total stock-based compensation expense	$13,434	$26,939	$42,260	$87,055

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,
	2013	2014
Assets	(audited)	(unaudited)
Current assets
Cash and cash equivalents	$245,755	$175,957
Short-term investments	98,662	178,631
Accounts receivable, net	164,023	218,437
Prepaid expenses and other current assets	10,343	15,389
Total current assets	518,783	588,414

Long-term investments	105,686	104,243
Property and equipment, net	35,151	42,921
Other long-term assets	13,715	13,712
Total assets	$673,335	$749,290

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$14,413	$10,825
Accrued liabilities	14,881	15,754
Accrued royalties	66,110	73,693
Deferred revenue	42,650	14,412
Accrued compensation	17,952	34,476
Total current liabilities	156,006	149,160

Other long-term liabilities	9,098	16,773
Total liabilities	165,104	165,933

Stockholders’ equity
Common stock	20	21
Additional paid-in capital	675,103	781,009
Accumulated deficit	(166,591)	(196,997)
Accumulated other comprehensive loss	(301)	(676)
Total stockholders’ equity	508,231	583,357
Total liabilities and stockholders’ equity	$673,335	$749,290

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2014	2013	2014
	(recast)		(recast)
Operating Activities
Net income (loss)	$8,977	$12,278	$(40,703)	$(30,406)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	3,063	4,207	10,781	15,431
Loss on retirement of fixed assets	—	105	—	105
Stock-based compensation	13,434	26,939	42,260	87,055
Amortization of premium on investments	179	727	266	2,833
Amortization of debt issuance costs	49	49	241	197
Excess tax benefit from stock-based awards	—	(348)	—	(348)
Changes in assets and liabilities:
Accounts receivable	(26,739)	(20,921)	(53,797)	(54,414)
Prepaid expenses and other assets	(2,850)	(5,216)	(9,796)	(9,504)
Accounts payable and accrued liabilities	3,571	6,713	17,799	12,520
Accrued royalties	6,860	2,192	14,763	7,608
Accrued compensation	6,357	1,157	4,112	13,736
Deferred revenue	(573)	(3,831)	13,134	(28,238)
Reimbursement of cost of leasehold improvements	—	1,008	1,555	4,169
Net cash provided by operating activities	12,328	25,059	615	20,744

Investing Activities
Purchases of property and equipment	(7,482)	(6,560)	(22,873)	(29,754)
Purchases of patents	—	—	(8,000)	—
Purchases of investments	(205,522)	(67,252)	(230,156)	(340,679)
Proceeds from maturities of investments	6,250	71,851	50,540	258,518
Payments related to acquisition	—	—	(400)	—
Net cash used in investing activities	(206,754)	(1,961)	(210,889)	(111,915)

Financing activities
Borrowings under debt arrangements	—	—	10,000	—
Repayments of debt	—	—	(10,000)	—
Payment of debt issuance costs in connection with the debt refinancing	—	—	(450)	—
Proceeds from follow-on offering, net of issuance costs	(653)	—	378,656	—
Proceeds from exercise of stock options	3,764	1,726	18,404	16,894
Tax payments from net share settlements of restricted stock units	—	(33)	(480)	(2,019)
Excess tax benefit from stock-based awards	—	348	—	348
Proceeds from employee stock purchase plan	—	2,050	—	6,438
Net cash provided by financing activities	3,111	4,091	396,130	21,661

Effects of foreign currency translation on cash and cash equivalents	(12)	(116)	(40)	(288)

Net increase (decrease) in cash and cash equivalents	(191,327)	27,073	185,816	(69,798)
Cash and cash equivalents at beginning of period	437,082	148,884	59,939	245,755
Cash and cash equivalents at end of period	$245,755	$175,957	$245,755	$175,957

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2014	2013	2014
	(recast)		(recast)
Revenue
GAAP total revenue	$200,362	$268,000	$637,893	$920,802
Subscription return reserve	427	—	9,625	(14,186)
Non-GAAP total revenue	$200,789	$268,000	$647,518	$906,616

Gross profit
GAAP gross profit	$93,906	$135,468	$249,502	$412,798
Subscription return reserve	427	—	9,625	(14,186)
Stock-based compensation: Cost of revenue - Other	618	1,438	2,053	4,414
Non-GAAP gross profit	$94,951	$136,906	$261,180	$403,026

Net income (loss)
GAAP net income (loss)	$8,977	$12,278	$(40,703)	$(30,406)
Subscription return reserve	427	—	9,625	(14,186)
Amortization of intangibles	182	181	364	727
Stock-based compensation	13,434	26,939	42,260	87,055
Income tax effects of non-GAAP adjustments	—	—	—	—
Non-GAAP net income	$23,020	$39,398	$11,546	$43,190

Non-GAAP EPS - basic	$0.12	$0.19	$0.06	$0.21
Non-GAAP EPS - diluted	$0.11	$0.18	$0.06	$0.20

Weighted average basic shares	194,429	208,434	180,201	205,273
Weighted average diluted shares	218,468	217,567	202,001	218,939

Adjusted EBITDA
GAAP net income (loss)	$8,977	$12,278	$(40,703)	$(30,406)
Subscription return reserve	427	—	9,625	(14,186)
Depreciation and amortization	3,063	4,207	10,781	15,431
Stock-based compensation	13,434	26,939	42,260	87,055
Other (income) expense, net	93	(70)	515	(306)
Provision for income taxes	55	407	100	584
Adjusted EBITDA	$26,049	$43,761	$22,578	$58,172

Pandora Media, Inc.
Monetization: RPM History
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2014	2013	2014
	(recast)		(recast)
Advertising RPMs
Computer	$61.92	$68.83	$55.84	$62.00
Mobile and other connected devices	36.20	44.37	30.93	37.84
Total	$40.95	$48.19	$35.66	$41.66

Total RPMs
Computer	$61.28	$68.06	$55.18	$61.74
Mobile and other connected devices	39.99	48.27	33.89	42.77
Total	$44.14	$51.54	$38.19	$45.97

Total RPMs based on non-GAAP revenue
Computer	$61.32	$68.06	$55.37	$61.36
Mobile and other connected devices	40.10	48.27	34.57	41.99
Total	$44.23	$51.54	$38.77	$45.26